EXHIBIT 99.1

American Resources Corporation Reports Second Quarter 2022 Financial Results and Provides Business Outlook

Record quarterly revenues of $16.2 million represents the best in Company’s history with significant expansion opportunities over the balance of the year

Company boasts 78% quarter-over-quarter revenue growth; adjusted EBITDA for the 2Q 2022 of $11.5 million

The first domestic, commercial producer of separated and high-purity REEs from recycled permanent magnets

On track to commercially produce separated and high-purity battery elements from recycled lithium-based batteries in 4Q 2022

Company’s patented chromatographic separation and purification process defining itself as the only complete recycling solution for all the critical and REEs in the EV powertrain

Company’s carbon platform well positioned to capitalize on continued market strength and opportunities over the next several years

Company to host update conference call today at 4:30 PM ET

August 15, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 15, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced financial results for the second quarter of 2022 and provided a corporate update. The Company will host a conference call and webcast, today, August 15, 2022, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “The second quarter of 2022 continued to showcase the steady progression of our carbon business resulting in 78% quarter-over-quarter revenue growth. Today, we continue to see the fruits of our investments and have our carbon platform in position to drive continued carbon production growth forward. We continue to see constrained supply throughout the industry and as a result, we find ourselves as one of the few sources of needed supply growth. Additionally, our newly rebranded ReElement Technologies (“ReElement”) division recently achieved a major milestone of being the first domestic, commercial producer of isolated and high-purity rare-earth elements. While we are confident in our team, process and technology, our results from our first commercial runs exceeded our expectations by achieving greater than 99.5% pure neodymium, dysprosium and praseodymium. We fully believe our chromatography technology will reset the standard of how critical and rare earth elements are separated and purified around the world as well as providing the most efficient recycling solution for these critical raw materials. This is not only a huge accomplishment for our Company, but for our country and domestic supply chain as well. American Carbon and ReElement’s unique positioning are a clear differentiator for our Company and we believe also provides a unique investment opportunity for our shareholders.”

Second Quarter 2022 Key Highlights

ReElement Technologies

•	Secured the exclusive worldwide rights for a new provisional patent filed by the Company’s technology and research partner, Purdue University, for the isolation and purification of battery-grade materials using multi-mode chromatography for all feedstocks

•	Joined the global Rare Earth Industry Association (REIA), an international non-profit organization representing the global rare earth element (REE) industry.

•	Rebranded American Rare Earth division as ReElement Technologies to better reflect its mandate of producing and supplying high-purity magnet and battery grade rare earth and critical elements to the domestic supply chain while also focusing on the sustainability of these raw materials.

American Carbon

•	Entered into a multi-year lease of its Deane Mining complex to a high quality, local, third-party operator named Bluegrass Resources which allows the Company to continue to capitalize on the current strong carbon environment by monetize noncore assets, help keep the community working and brings additional value to its shareholders.

•	Signed a carbon offtake agreement along with a non-dilutive financial commitment of $2.5 million with a long-standing customer and premier supplier of metallurgical carbon to the global steel and alloy metal marketplace, Integrity Coal Sales (“Integrity”), to start its Carnegie 2 mine.

•	Expanded its sales commitments for a portion of its specialty carbon stoker products by approximately 15,000 tons at a record average price realization in the mid $200 per ton.

Corporate

•	Signed a binding letter of intent to acquire all of the outstanding stock of Energy Technologies Inc. (“ETI”), a rare earth element and carbon technology company with a focus on analyzing and separating materials for the recovery and concentration of high-value products.

•	Announced that the special purpose acquisition vehicle the Company has sponsored, American Acquisition Opportunity Inc. (AMAO), successfully entered into a definitive agreement that will result in Royalty Management Corporation becoming a publicly listed company.

2

“Looking forward to the remainder of 2022 and beyond, the excitement over the opportunities we have in front of us continues to reach new levels. Now that we have achieved unprecedented success with our patented, chromatographic separation and purification technology for rare-earth elements from recycled permanent magnets, we’re confident that attractive opportunities will continue to manifest for ReElement Technologies. We believe we offer current and future partners a very unique value in not only being the only commercial producer of premium, high-purity critical and rare-earth elements, but our products are also sustainable. By first establishing recycling solutions that are flexible, scalable, low cost and environmentally safe, we are bringing the circular economy for these elements online. Furthermore, with the upcoming commencement of our battery element production train, we are providing a complete recycling solution for all of the critical and rare earth elements in the EV powertrain for both motors and batteries. This is a clear distinction of ours that is probably being overlooked, and our lower cost structure enables us to be creative with partners,” continued Mr. Jensen.

Mr. Jensen concluded, “Our specialty and metallurgical carbon platform continued to ramp throughout the second quarter of 2022 which was reflected in our 77% quarter-over-quarter increase in carbon sales. Our asset base, reserves, permits and extensive restructuring have put us in a unique position to capitalize in these strong markets and provide supply growth to our customer base. We believe these results showcase the early stages of a significant inflection point in our carbon business that our platform has been set up to deliver. Our team continues to put forth significant effort to grow production in this challenging supply chain environment and we’re confident our mine plans and overall platform allows us to do so.”

Expected Near-Term Catalysts

•	Closing of $45 million West Virginia tax-exempt industrial development bonds and $4.9 million of New Market Tax Credits for the Company’s Wyoming County advanced carbon and rare earth processing facility.

•	Additional ReElement upstream and downstream partnerships to bolster feedstocks of end-of-life products for critical and REEs and offtake customers of the Company sustainable and domestically-produced, high-purity battery and magnet elements.

•	Commencement of its multi-mode, chromatography battery production train for the production of separated and high purity battery elements (Li, Co, Ni, Mn) from end-of-life lithium-based batteries.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Monday, August 15, 2022 at 4:30 PM ET.

3

Interested participants and investors may access the conference call by dialing (877) 407-4019 and referencing American Resources Corporation’s Second Quarter 2022 Conference Call, or by the webcast link here.

Financial Results for Second Quarter 2022

For the second quarter of 2022, American Resources reported a net income loss of $2.44 million, or a loss of $0.04 per share for the three months ended June 30, 2022, as compared with a net income loss of $6.65 million, or $0.13 per share in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of a $11.5 million in the second quarter of 2022, as compared with an Adjusted EBITDA loss of $537,078 for the second quarter of 2021.

Second Quarter 2022 Summary

Total revenues were $16.2 million for the second quarter of 2022 compared to revenues of $393,210 during the second quarter of 2021. General and administrative expenses for the second quarter of 2022 were $903,045 compared to $593,621 in the prior year period. American Resources incurred interest expense of $260,807 during the second quarter of 2022 compared to $$674,829 during the second quarter of 2021. Development costs during the quarter were $11.5 million largely attributed to the Company’s new Carnegie 2 metallurgical mine, compared to $6.8 million in the first quarter of 2022.

The Company did not incur any income tax expense in in the second quarter of 2022 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $24.2 million as of December 31, 2021.

4

AMERICAN RESOURCES CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended June 30, 2022	For the three months ended June 30, 2021	For the six months ended June 30, 2022	For the six months ended June 30, 2021

Coal Sales	$15,969,787	$339,314	$25,001,047	$342,588
Metal Aggregating, Processing and Sales	3,292	27,875	40,519	27,875
Royalty Income	226,125	26,021	238,262	33,394

Total Revenue	16,199,204	393,210	25,279,828	403,857

Cost of Coal Sales and Processing	(5,569,133)	(944,327)	(8,459,992)	(1,744,842)
Accretion Expense	(363,820)	(305,636)	(631,442)	(611,273)
Depreciation	(630,341)	(475,014)	(1,256,383)	(868,544)
Amortization of Mining Rights	(311,685)	(311,685)	(615,079)	(623,370)
General and Administrative	(903,046)	(593,621)	(1,923,861)	(1,675,068)
Professional Fees	(235,487)	(193,951)	(586,425)	(903,984)
Production Taxes and Royalties	(786,008)	(99,475)	(1,605,485)	(667,658)
Development Costs	(11,532,406)	(3,055,603)	(18,316,594)	(4,867,554)

Total Operating Expenses	(20,331,926)	(5,979,312)	(33,395,261)	(11,962,293)

Net Loss from Operations	(4,132,722)	(5,586,102)	(8,115,433)	(11,558,436)

Other Income (loss)	76,000	(446,884)	158,156	(411,588)
Unrealized loss on trading securities	(7,602)	-	(7,602)	-
Gain on cancelation of debt	1,891,848	-	3,413,152	-
Amortization of debt discount and issuance costs	-	(2,579)	-	(5,458)
Interest Income	3,282	60,220	13,327	101,392
Interest expense	(274,640)	(674,829)	(658,336)	(1,165,942)
Total Other income (expense)	1,688,888	1,064,072)	2,918,697	(1,481,596)

Net Income (Loss)	$(2,443,834)	$(6,650,174)	$(5,196,736)	$(13,040,032)

Less: Non-Controlling interest	12,666	-	20,550	-

Net loss attributable to American Resources Corporation shareholders	(2,431,168)	-	(5,176,186)	-

Net loss per common share - basic and diluted	$(.04)	$(.13)	$(.08)	$(.26)

Weighted average common shares outstanding	66,377,788	52,133,268	65,846,220	49,539,996

5

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
UNAUDITED

	June 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash	$3,807,783	$11,492,702
Accounts Receivable	5,354,770	3,175,636
Prepaid fees	816,053	624,605
Total Current Assets	9,978,606	15,292,943

LONG-TERM ASSETS
Cash - restricted	1,086,971	1,095,411
Property and Equipment, Net	22,883,868	22,903,154
Right of use assets, net	1,799,769	726,194
Investment in LLC – Related Party	3,242,398	2,500,000
Note Receivable	685,000	350,000
Total Long-Term Assets	27,698,006	27,574,759

TOTAL ASSETS	$37,676,612	$42,872,702

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,982,208	$3,245,566
Non-Trade payables	1,984,399	1,950,567
Accounts payable – related party	3,940,317	3,932,716
Accrued interest	38,194	1,325,286
Due to affiliate	69,000	69,000
Current portion of debt	410,417	5,283,647
Current portion of convertible debt, (net of unamortized discount of $0 and $40,655)	-	571,618
Current portion of operating lease liabilities, net	85,218	151,806
Current portion of finance lease liabilities, net	341,771	-
Total Current Liabilities	9,851,524	16,530,206

LONG-TERM LIABILITIES
Notes payable	2,500,000	548,477
Convertible note payables	9,192,731	8,620,412
Reclamation liability	19,583,029	18,951,587
Operating lease liabilities, net	591,127	562,428
Finance lease liabilities, net	655,468	-
Total Long-Term Liabilities	32,522,355	28,682,904

Total Liabilities	42,373,879	45,213,110

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 66,613,085 and 65,084,992 shares issued and outstanding	6,661	6,508
Additional paid-in capital	166,286,379	163,441,655
Accumulated deficit	(170,969,757)	(165,793,571)
Total American Resources Corporation Stockholders’ Equity (Deficit)	(4,676,717)	(2,345,408)
Non controlling interest	(20,550)	-
Total stockholders’ deficit	(4,697,267)	(2,345,408)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$37,676,612	$42,872,702

6

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the six months ended	For the six months ended
	June 30, 2022	June 30, 2021
Cash Flows from Operating activities:
Net loss	$(5,196,736)	$13,040,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt forgiveness	(3,413,152)	-
Depreciation expense	1,256,383	868,544
Amortization of mining rights	615,079	623,370
Accretion expense	631,442	611,273
Amortization expense of right to use assets	(15,021)	-
Amortization of issuance costs and debt discount	-	3,560,019
Options expense	389,867	230,050
Warrant expense	673,455	-
Issuance of common shares for service	-	10,000

Change in current assets and liabilities:
Accounts receivable	(2,179,134)	(103,673)
Inventory	-	(488,376)
Prepaid expenses and other assets	(191,448)	(93,333)
Accounts payable	(229,526)	(2,246,713)
Accrued interest	(299,700)	(711,104)
Accounts payable - related party	7,601	334,167
Net cash (used in)/generated from operations	(7,950,890)	(10,445,808)

Cash Flows from Investing activities:
Cash used in investments in LLCs	(742,398)	(2,250,000)
Cash invested in note receivable	(335,000)	-
Cash received (paid) for PPE, net	147,824	(676,601)
Net cash (used in)/generated from investing activities	(929,574)	(2,926,601)

Cash Flows from Financing activities:
Principal payments on finance lease	(99,204)	-
Principal payments on debt	(1,276,691)	(787,849)
Proceeds from convertible note	-	600,000
Proceeds from the sale of common stock, net	-	29,218,000
Proceeds from debt	2,563,000	-
Proceeds from warrant conversions	-	2,269,428
Net cash (used in)/generated from financing activities	1,187,105	31,299,579

Increase(decrease) in cash and restricted cash	(7,693,359)	17,927,170

Cash and restricted cash, beginning of period	12,588,113	11,201,203

Cash and restricted cash, end of period	$4,894,754	$29,128,373

Supplemental Information
Cash paid for interest	$64,094	$42,426
Conversion of debt and interest to common shares	$1,822,210	$10,757,260
Acquisition of right of use assets for lease obligations	$1,117,219	$-

7

Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

8

About ReElement Technologies LLC

ReElement Technologies LLC is redefining how critical and rare earth elements are both sourced and processed while focusing on the recycling of end-of-life products such as rare earth permanent magnets and lithium-ion batteries, as well as coal-based waste streams and byproducts to create a low-cost and environmentally-safe, circular supply chain. American Rare Earth has developed its innovative and scalable “Capture-Process-Purify” process chain in conjunction with its licensed intellectual property including 16 patents and technologies and sponsored research partnerships with three leading universities to support the domestic supply chain’s growing demand for magnet and battery metals. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

9